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                                                                    EXHIBIT 23.1

                          Independent Auditors' Consent

The Board of Directors
Indian Oil Company:

We consent to the incorporation by reference of our report dated May 8, 2000, with respect to the balance sheets of Indian Oil Company as December 31, 1999 and 1998 and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1999, which report is incorporated by reference in the Form 8-K of Canaan Energy Corporation dated October 23, 2000

                                                  KPMG LLP

Oklahoma City, Oklahoma
March 30, 2001